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                                                                    EXHIBIT 23.4
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              CONSENT OF WILLIAM BUCK & CO., INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated September 3, 1996, in the Registration Statement on Form S-8 pertaining to the 1997 Stock Option Plan, 1997 Employee Stock Purchase Plan, and Individual Stock Option Agreement of Borland International, Inc., with respect to the consolidated financial statements of Open Environment Corporation, not separately presented, included in Borland International, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                                   /s/ William Buck & Co.
                                                -----------------------------
                                                     WILLIAM BUCK & CO.
                                                   Chartered Accountants

                                                    /s/ NT Hatzistergos
                                                -----------------------------
Sydney                                                NT HATZISTERGOS
December 19, 1997                                        Partner